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                                  Exhibit 99.2
                            CERTIFICATION PURSUANT TO

                             18 U.S.C. SECTION 1350,
                              AS ADOPTED PUSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of the S.K. Wellman Retirement Savings and Profit Sharing Plan (the Plan) for the period ending December 31, 2002 as filed with the Securities and Exchange Commission (the SEC) on the date hereof (the Report), I, Thomas A. Gilbride, Vice President - Finance and Treasurer of Hawk Corporation (Hawk) and Plan Administrator, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

Date: June 25, 2003

/s/ Thomas A. Gilbride
----------------------
Thomas A. Gilbride
Vice President - Finance and Treasurer of Hawk Corporation and Plan
Administrator

A signed original of this written statement required by Section 906 has been provided to Hawk and will be retained by Hawk and furnished to the SEC or its staff upon request.